Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

SECOND QUARTER 2019 FINANCIAL RESULTS

Englewood, Colorado, August 8, 2019 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) today reported second quarter 2019 results.  Highlights include(1):

•	Attributed to Liberty SiriusXM Group
o	SiriusXM reported very strong second quarter 2019 financial results
▪	Second quarter revenue increased to $2.0 billion; pro forma growth of 9%
▪	Net income of $263 million; diluted EPS of $0.06
▪	Adjusted EBITDA(2) climbed 22% to record $618 million
▪	$898 million of common stock repurchased in the second quarter; total capital returns of nearly $1.9 billion to date in 2019
▪	SiriusXM increased 2019 revenue and adjusted EBITDA guidance
o	Liberty Media’s ownership of SiriusXM stood at 71.1% as of July 26th
o	From May 1st through July 31st, Liberty repurchased 2.2 million LSXMK shares at an average price per share of $38.18 and total cash consideration of $85 million
•	Attributed to Formula One Group
o	Announced return of Dutch Grand Prix beginning in 2020 and renewal of British and Australian races
o	Kicked off 2019 Formula 1 New Balance Esports Series with record breaking 109,000 participants; Pro Draft completed by all ten teams on July 17th
o	Announced Season 2 of Netflix docuseries “Formula 1: Drive to Survive” which will air in 2020 and feature all ten F1 teams
•	Attributed to Braves Group
o	Team performance continues to be strong, with 68-48 record as of August 7th
o	SunTrust Park will host 2021 MLB All-Star Game

“It was another outstanding quarter for SiriusXM, again setting financial records.  They further established their leadership and unique position in content, announcing a groundbreaking collaboration with Drake and hosting their first-ever combined event with Pandora featuring Lady Gaga,” said Greg Maffei, Liberty Media President and CEO.  “Formula 1 produced some phenomenal racing and the Braves continue to lead the NL East.”

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2019 to the same period in 2018.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the second quarter of 2019.  In the second quarter, approximately $8 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Liberty SiriusXM Group.

	2Q18	2Q19	% Change
	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$1,432	$1,977	38%
Total Liberty SiriusXM Group	$1,432	$1,977	38%
Operating Income (Loss)
SiriusXM	344	421	22%
Corporate and other	(11)	(8)	27%
Total Liberty SiriusXM Group	$333	$413	24%
Adjusted OIBDA
SiriusXM	542	622	15%
Corporate and other	(6)	(4)	33%
Total Liberty SiriusXM Group	$536	$618	15%

SiriusXM completed the acquisition of Pandora on February 1, 2019. The financial results above include the results of Pandora for the three months ended June 30, 2019 but not for the three months ended June 30, 2018.  Pro forma results for SiriusXM including Pandora for all periods presented, excluding acquisition accounting adjustments, can be found in Liberty Media’s Form 10-Q for the quarter ended June 30, 2019.

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission.  SiriusXM reported its stand-alone second quarter results on July 30,  2019.  For additional detail on SiriusXM’s financial results for the second quarter, please see SiriusXM’s earnings release posted to their Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements.  Liberty Media believes the presentation of financial results as reported by

SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM, which includes its subsidiary Pandora.

FORMULA ONE GROUP – The following table provides the financial results attributed to the Formula One Group for the second quarter of 2019.  In the second quarter, the Formula One Group incurred approximately $10 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

“Formula 1 heads into our summer break on the heels of some unforgettable races.  We’re excited by the growing competitiveness of Red Bull and Ferrari and the return of Honda as a winning engine supplier,” said Chase Carey, Formula 1 Chairman and CEO.  “We were thrilled to announce that season two of the Netflix Series: ‘Formula 1:  Drive to Survive’ will air in 2020 and will feature all ten teams. We are pleased with our growth in revenue and profitability and on target to hit our goals for 2019.”

	2Q18	2Q19
	amounts in millions
Formula One Group
Revenue
Formula 1	$585	$620
Total Formula One Group	$585	$620
Operating Income (Loss)
Formula 1	$14	$26
Corporate and other	(8)	(12)
Total Formula One Group	$6	$14
Adjusted OIBDA
Formula 1	$134	$145
Corporate and other	(6)	(9)
Total Formula One Group	$128	$136

The following table provides the operating results of Formula 1 (“F1”).

F1 Operating Results

	2Q18	2Q19	% Change
	amounts in millions
Primary Formula 1 revenue	$491	$531	8%
Other Formula 1 revenue	94	89	(5)%
Total Formula 1 revenue	$585	$620	6%
Operating expenses (excluding stock-based compensation included below):
Team payments	(307)	(335)	(9)%
Other cost of Formula 1 revenue	(106)	(106)	—%
Cost of Formula 1 revenue	$(413)	$(441)	(7)%
Selling, general and administrative expenses	(38)	(34)	11%
Adjusted OIBDA	$134	$145	8%
Stock-based compensation	(5)	(6)	(20)%
Depreciation and Amortization	(115)	(113)	2%
Operating income	$14	$26	86%

Number of races in period	7	7

Primary F1 revenue is comprised of (i) race promotion fees, (ii) broadcasting fees and (iii) advertising and sponsorship fees. Seven races took place in both the second quarter of 2018 and 2019,  but the specific races held differed.

Race promotion revenue decreased due to the differing fees associated with specific races held in the second quarter of 2019 compared to 2018, partially offset by rate increases in the underlying contracts. Broadcast revenue increased primarily due to contractual rate increases. Advertising and sponsorship revenue increased due to revenue from new sponsorship agreements entered into beginning in the second half of 2018.  Other F1 revenue decreased in the second quarter primarily due to the mix of races, which resulted in lower TV production and Paddock Club revenue.

Operating income and adjusted OIBDA(2) increased in the second quarter as revenue growth more than offset elevated costs. Cost of F1 revenue increased primarily due to higher team payments driven by our improved performance and the pro rata recognition of such payments across the race season.  Selling, general and administrative expense decreased modestly primarily driven by the impact of foreign exchange rate fluctuations.

F1’s total net debt to covenant OIBDA ratio, as defined in F1’s credit facilities for covenant calculations, was approximately 5.6x as of June 30, 2019, as compared to a maximum allowable leverage ratio of 8.25x. The race calendar variances between 2018 and 2019 resulted in income from 22 races falling in the trailing twelve months measured for F1’s covenant calculations as of June 30, 2019.

The businesses and assets attributed to the Formula One Group consist of Liberty Media’s subsidiary F1, its interest in Live Nation, minority equity investments and an intergroup interest in the Braves Group.  There are approximately 9.1 million notional shares of the Braves Group underlying the Formula One Group’s 15.1% intergroup interest as of July 31, 2019.

BRAVES GROUP - The following table provides the financial results attributed to the Braves Group for the second quarter of 2019.  In the second quarter, approximately $2 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to the Braves Group.

	2Q18	2Q19
	amounts in millions
Braves Group
Revenue
Corporate and other	$182	$208
Operating Income
Corporate and other	$35	$34
Adjusted OIBDA
Corporate and other	$63	$61

The following table provides the operating results of Braves Holdings, LLC (“Braves”).

	2Q18	2Q19	% Change
	amounts in millions
Baseball revenue	$172	$198	15%
Development revenue	10	10	—%
Total revenue	182	208	14%
Operating expenses (excluding stock-based compensation included below):
Other operating expenses	(98)	(129)	(32)%
Selling, general and administrative expenses	(20)	(17)	15%
Adjusted OIBDA	$64	$62	(3)%
Stock-based compensation	(4)	(5)	(25)%
Depreciation and Amortization	(23)	(21)	9%
Operating income	$37	$36	(3)%

Number of home games in period	37	41
Baseball revenue per home game	$4.6	$4.8

Baseball revenue is comprised of (i) ballpark operations, (ii) local and national broadcast rights and (iii) licensing and other shared MLB revenue streams. Development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

There were 41 home games in the second quarter of 2019, compared to 37 home games in the second quarter of 2018.

Baseball revenue per home game grew in the second quarter of 2019 primarily due to increased ticket and concession sales. Development revenue was flat in the second quarter of 2019. Operating income and adjusted OIBDA declined modestly in the second quarter of 2019, as revenue growth was more than offset by elevated operating expenses driven by higher player salaries, increased costs due to the opening of the new spring training facility, scouting expenses and stadium operation costs driven by concessions. Selling, general and administrative expense decreased primarily due to lower special event and personnel costs.

The Formula One Group holds an approximate 15.1% intergroup interest in the Braves Group as of July 31, 2019. Assuming the issuance of the shares underlying the intergroup interest held by the Formula One Group, the Braves Group outstanding share count as of July 31, 2019 would have been 60 million.

The businesses and assets attributed to the Braves Group consist primarily of Liberty Media’s subsidiary the Braves, which indirectly owns the Atlanta Braves Major League Baseball Club, six minor league baseball clubs and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development project.

Share Repurchases

From May 1,  2019 through July 31, 2019, Liberty Media repurchased approximately 2.2 million Series C Liberty SiriusXM shares (Nasdaq: LSXMK) at an average cost per share of $38.18 for total cash consideration of $85 million.  The total remaining repurchase authorization for Liberty Media is approximately $478  million and can be applied to repurchases of Series A and Series C shares of any of the Liberty Media Corporation tracking stocks.

FOOTNOTES

1)

Liberty Media's President and CEO, Greg Maffei, will discuss these highlights and other matters on Liberty Media's earnings conference call which will begin at 10:00 a.m. (E.D.T.) on August 8, 2019.  For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For definitions of adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended June 30, 2019.

Fair Value of Corporate Public Holdings

(amounts in millions)	3/31/2019	6/30/2019
Liberty SiriusXM Group
iHeart(1)	$456	$105
Total Liberty SiriusXM Group	$456	$105
Formula One Group
Live Nation Investment(2)	$4,425	4,614
Other Public Holdings(3)	247	263
Total Formula One Group	$4,672	$4,877
Braves Group	N/A	N/A
Total Liberty Media	$5,128	$4,982

(1)	Includes fair value of iHeart shares and warrants which are classified as other long-term assets at June 30, 2019.
(2)

Represents the fair value of the equity investment attributed to Formula One Group.  In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $720 million and $756 million as of March 31, 2019 and June 30, 2019,  respectively.

(3)	Represents the carrying value of other public holdings which are accounted for at fair value. Excludes Braves Group intergroup interest.

Cash and Debt

The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	3/31/2019	6/30/2019
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(1)	$98	$236
Formula One Group(2)	372	334
Braves Group	163	127
Total Liberty Consolidated Cash and Cash Equivalents (GAAP)	$633	$697

Debt:
SiriusXM senior notes(3)	$6,500	$7,750
Pandora convertible senior notes	194	194
2.125% exchangeable senior debentures due 2048(4)	400	400
Margin loans	800	475
Other subsidiary debt(5)	582	—
Total Attributed Liberty SiriusXM Group Debt	$8,476	$8,819
Unamortized discount, fair market value adjustment and deferred loan costs	(115)	(116)
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$8,361	$8,703

1.375% cash convertible notes due 2023(4)	1,000	1,000
1% cash convertible notes due 2023(4)	450	450
2.25% exchangeable senior debentures due 2046(4)	212	211
2.25% exchangeable senior debentures due 2048(4)	385	385
Formula 1 bank loan	2,902	2,902
Other corporate level debt	33	32
Total Attributed Formula One Group Debt	$4,982	$4,980
Fair market value adjustment	222	276
Total Attributed Formula One Group Debt (GAAP)	$5,204	$5,256
Formula 1 leverage(6)	5.8x	5.6x

Atlanta Braves debt	480	470
Total Attributed Braves Group Debt	$480	$470
Deferred loan costs	(6)	(5)
Total Attributed Braves Group Debt (GAAP)	$474	$465

Total Liberty Media Corporation Debt (GAAP)	$14,039	$14,424

(1)	Includes $62 million and $215 million of cash and liquid investments held at SiriusXM as of March 31, 2019 and June 30, 2019, respectively.
(2)	Includes $260 million and $276 million of cash and liquid investments held at Formula 1 as of March 31, 2019 and June 30, 2019, respectively.
(3)	Outstanding principal amount of Senior Notes with no reduction for the net unamortized discount.
(4)	Face amount of the cash convertible notes and exchangeable debentures with no fair market value adjustment.
(5)	Includes SiriusXM revolving credit facility.
(6)

Net debt to covenant OIBDA ratio of F1 operating business as defined in F1’s credit facilities for covenant calculations. There were 22 races in the trailing twelve months measured for F1’s covenant calculations as of March 31, 2019 and June 30, 2019.

Total cash and liquid investments attributed to Liberty SiriusXM Group increased $138 million in the second quarter as cash from operations and debt issuance at SiriusXM more than offset return of capital at both Liberty SiriusXM Group and SiriusXM.  Included in the cash and liquid investments balance attributed to Liberty SiriusXM Group at June 30, 2019 is $215 million held at SiriusXM.  Although SiriusXM is a consolidated subsidiary, it is a separate public company with a significant non-controlling interest, therefore Liberty Media does not have unfettered access to SiriusXM’s cash balances.

Total debt attributed to Liberty SiriusXM Group increased $343 million during the quarter primarily as a result of net borrowing at SiriusXM, partially offset by repayment under Liberty SiriusXM’s margin loan.

Total cash and liquid investments attributed to the Formula One Group decreased  $38 million during the quarter, as cash from operations at Formula 1 was more than offset by corporate level interest payments at Formula One Group. Total debt at Formula One Group was flat in the quarter.

Total cash and liquid investments attributed to the Braves Group decreased $36 million during the quarter as cash from operations were more than offset by capital expenditures related to the mixed-use development and debt repayment.  Total debt attributed to the Braves Group decreased $10 million during the quarter primarily due to paying down the team revolver.  The second phase of the Battery Atlanta mixed-use development is expected to cost approximately $200 million, which the Braves and affiliated entities expect to fund through a mix of approximately $55 million in equity and approximately $145 million in debt.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) President and CEO, Greg Maffei, will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.D.T.) on August 8, 2019.  The call can be accessed by dialing (888)  394-8218 or (323) 794-2588, passcode 1712883 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website.  To access the webcast go to http://www.libertymedia.com/events.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, Formula 1’s race calendar and new races, the Battery Atlanta,  the continuation of our stock repurchase plan and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, changes in consumer protection laws and their enforcement, continued access to capital on terms acceptable to Liberty Media, and changes in law and market conditions conducive to stock repurchases.  These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Courtnee Chun (720) 875-5420

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

June 30, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Intergroup	Consolidated
	Group	Group	Group	Eliminations	Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$236	127	334	—	697
Trade and other receivables, net	628	83	138	—	849
Other current assets	239	44	102	—	385
Total current assets	1,103	254	574	—	1,931
Intergroup interest in the Braves Group	—	—	254	(254)	—
Investments in affiliates, accounted for using the equity method	649	103	942	—	1,694

Property and equipment, at cost	2,592	857	181	—	3,630
Accumulated depreciation	(1,223)	(105)	(91)	—	(1,419)
	1,369	752	90	—	2,211

Intangible assets not subject to amortization
Goodwill	15,812	180	3,956	—	19,948
FCC licenses	8,600	—	—	—	8,600
Other	1,262	143	—	—	1,405
	25,674	323	3,956	—	29,953
Intangible assets subject to amortization, net	1,656	44	4,522	—	6,222
Other assets	711	73	960	(55)	1,689
Total assets	$31,162	1,549	11,298	(309)	43,700

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$—	(8)	8	—	—
Accounts payable and accrued liabilities	1,220	62	225	—	1,507
Current portion of debt	—	13	—	—	13
Deferred revenue	1,974	95	287	—	2,356
Other current liabilities	71	8	18	—	97
Total current liabilities	3,265	170	538	—	3,973
Long-term debt	8,703	452	5,256	—	14,411
Deferred income tax liabilities	1,809	70	—	(55)	1,824
Redeemable intergroup interest	—	254	—	(254)	—
Other liabilities	653	200	158	—	1,011
Total liabilities	14,430	1,146	5,952	(309)	21,219
Equity / Attributed net assets	10,842	411	5,343	—	16,596
Noncontrolling interests in equity of subsidiaries	5,890	(8)	3	—	5,885
Total liabilities and equity	$31,162	1,549	11,298	(309)	43,700

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended June 30, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
SIRIUS XM Holdings revenue	$1,977	—	—	1,977
Formula 1 revenue	—	—	620	620
Other revenue	—	208	—	208
Total revenue	1,977	208	620	2,805
Operating costs and expenses, including stock-based compensation:
Cost of services (exclusive of depreciation shown separately below):
Revenue share and royalties	600	—	—	600
Programming and content(1)	116	—	—	116
Customer service and billing(1)	119	—	—	119
Other(1)	47	—	—	47
Cost of Formula 1 revenue	—	—	441	441
Subscriber acquisition costs	104	—	—	104
Other operating expenses(1)	74	129	—	203
Selling, general and administrative(1)	361	24	51	436
Acquisition and other related costs	7	—	—	7
Depreciation and amortization	136	21	114	271
	1,564	174	606	2,344
Operating income (loss)	413	34	14	461
Other income (expense):
Interest expense	(109)	(7)	(51)	(167)
Share of earnings (losses) of affiliates, net	(7)	7	34	34
Realized and unrealized gains (losses) on financial instruments, net	15	(2)	(100)	(87)
Unrealized gains (losses) on intergroup interest	—	(2)	2	—
Other, net	6	1	14	21
	(95)	(3)	(101)	(199)
Earnings (loss) from continuing operations before income taxes	318	31	(87)	262
Income tax (expense) benefit	(75)	(5)	10	(70)
Net earnings (loss)	243	26	(77)	192
Less net earnings (loss) attributable to the noncontrolling interests	76	—	—	76
Net earnings (loss) attributable to Liberty stockholders	$167	26	(77)	116

(1) Includes stock-based compensation expense as follows:
Programming and content	7	—	—	7
Customer service and billing	1	—	—	1
Other	2	—	—	2
Other operating expenses	13	—	—	13
Selling, general and administrative	39	6	8	53
Stock compensation expense	$62	6	8	76

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Three months ended June 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Revenue:
SIRIUS XM Holdings revenue	$1,432	—	—	1,432
Formula 1 revenue	—	—	585	585
Other revenue	—	182	—	182
Total revenue	1,432	182	585	2,199
Operating costs and expenses, including stock-based compensation:
Cost of services (exclusive of depreciation shown separately below):
Revenue share and royalties	404	—	—	404
Programming and content(1)	105	—	—	105
Customer service and billing(1)	95	—	—	95
Other(1)	33	—	—	33
Cost of Formula 1 revenue	—	—	414	414
Subscriber acquisition costs	119	—	—	119
Other operating expenses(1)	27	97	—	124
Selling, general and administrative(1)	224	27	49	300
Depreciation and amortization	92	23	116	231
	1,099	147	579	1,825
Operating income (loss)	333	35	6	374
Other income (expense):
Interest expense	(99)	(7)	(47)	(153)
Share of earnings (losses) of affiliates, net	(1)	3	20	22
Realized and unrealized gains (losses) on financial instruments, net	62	—	(4)	58
Unrealized gains (losses) on intergroup interest	—	(28)	28	—
Other, net	12	1	8	21
	(26)	(31)	5	(52)
Earnings (loss) from continuing operations before income taxes	307	4	11	322
Income tax (expense) benefit	(59)	(7)	(1)	(67)
Net earnings (loss)	248	(3)	10	255
Less net earnings (loss) attributable to the noncontrolling interests	83	(1)	1	83
Net earnings (loss) attributable to Liberty stockholders	$165	(2)	9	172

(1) Includes stock-based compensation expense as follows:
Programming and content	10	—	—	10
Customer service and billing	1	—	—	1
Other	2	—	—	2
Other operating expenses	4	—	—	4
Selling, general and administrative	25	5	6	36
Stock compensation expense	$42	5	6	53

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2019 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$335	(45)	(225)	65
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	261	34	224	519
Stock-based compensation	138	9	15	162
Share of (earnings) loss of affiliates, net	11	(9)	(16)	(14)
Unrealized (gains) losses on intergroup interest, net	—	28	(28)	—
Realized and unrealized (gains) losses on financial instruments, net	(16)	4	197	185
Noncash interest expense (benefit)	2	—	1	3
Deferred income tax expense (benefit)	178	—	(63)	115
Intergroup tax allocation	(1)	(6)	7	—
Intergroup tax (payments) receipts	(2)	22	(20)	—
Other charges (credits), net	2	5	(7)	—
Changes in operating assets and liabilities
Current and other assets	(14)	(34)	(35)	(83)
Payables and other liabilities	15	56	149	220
Net cash provided (used) by operating activities	909	64	199	1,172
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(9)	(5)	(6)	(20)
Cash proceeds from sale of investments	373	—	—	373
Cash received from Pandora acquisition	313	—	—	313
Capital expended for property and equipment	(160)	(50)	(11)	(221)
Sales of short term investments and other marketable securities	72	—	—	72
Other investing activities, net	(1)	—	(4)	(5)
Net cash provided (used) by investing activities	588	(55)	(21)	512
Cash flows from financing activities:
Borrowings of debt	2,878	1	—	2,879
Repayments of debt	(2,360)	(24)	(3)	(2,387)
Series C Liberty SiriusXM stock repurchases	(306)	—	—	(306)
Subsidiary shares repurchased by subsidiary	(1,474)	—	—	(1,474)
Cash dividends paid by subsidiary	(36)	—	—	(36)
Taxes paid in lieu of shares issued for stock-based compensation	(50)	—	(7)	(57)
Other financing activities, net	(3)	(7)	6	(4)
Net cash provided (used) by financing activities	(1,351)	(30)	(4)	(1,385)
Net increase (decrease) in cash, cash equivalents and restricted cash	146	(21)	174	299
Cash, cash equivalents and restricted cash at beginning of period	102	190	160	452
Cash, cash equivalents and restricted cash at end of period	$248	169	334	751

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2018 (unaudited)

	Attributed
	Liberty		Formula
	SiriusXM	Braves	One	Consolidated
	Group	Group	Group	Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$530	(55)	(7)	468
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	181	39	227	447
Stock-based compensation	82	5	12	99
Share of (earnings) loss of affiliates, net	—	(6)	(8)	(14)
Unrealized (gains) losses on intergroup interest, net	—	33	(33)	—
Realized and unrealized (gains) losses on financial instruments, net	(120)	—	(91)	(211)
Noncash interest expense (benefit)	(8)	2	—	(6)
Deferred income tax expense (benefit)	123	(2)	(49)	72
Intergroup tax allocation	1	3	(4)	—
Other charges (credits), net	—	14	2	16
Changes in operating assets and liabilities
Current and other assets	1	(3)	(97)	(99)
Payables and other liabilities	163	37	296	496
Net cash provided (used) by operating activities	953	67	248	1,268
Cash flows from investing activities:
Investments in equity affiliates and debt and equity securities	(395)	—	(4)	(399)
Cash proceeds from the sale of investments	—	—	243	243
Capital expended for property and equipment	(174)	(14)	(3)	(191)
Other investing activities, net	3	36	8	47
Net cash provided (used) by investing activities	(566)	22	244	(300)
Cash flows from financing activities:
Borrowings of debt	1,171	123	289	1,583
Repayments of debt	(1,388)	(180)	(850)	(2,418)
Series C Liberty SirisuXM stock repurchases	(218)	—	—	(218)
Subsidiary shares repurchased by subsidiary	(334)	—	—	(334)
Cash dividends paid by subsidiary	(29)	—	—	(29)
Taxes paid in lieu of shares issued for stock-based compensation	(79)	—	(2)	(81)
Other financing activities, net	50	—	(4)	46
Net cash provided (used) by financing activities	(827)	(57)	(567)	(1,451)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	—	(1)	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(440)	32	(76)	(484)
Cash, cash equivalents and restricted cash at beginning of period	625	140	282	1,047
Cash, cash equivalents and restricted cash at end of period	$185	172	206	563

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for the Liberty SiriusXM Group, the Braves Group and the Formula One Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses, excluding all stock based compensation, and excludes from that definition depreciation and amortization, restructuring and impairment charges and separately reported legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended June 30, 2018 and June 30, 2019, respectively.

QUARTERLY SUMMARY

(amounts in millions)	2Q18	2Q19
Liberty SiriusXM Group
Revenue	$1,432	$1,977

Adjusted OIBDA	536	618
Depreciation and amortization	(92)	(136)
Legal settlement(1)	(69)	—
Acquisition and other related costs	—	(7)
Stock compensation expense	(42)	(62)
Operating Income	$333	$413

Formula One Group
Revenue	$585	$620

Adjusted OIBDA	128	136
Depreciation and amortization	(116)	(114)
Stock compensation expense	(6)	(8)
Operating Loss	$6	$14

Braves Group
Revenue	$182	$208

Adjusted OIBDA	63	61
Depreciation and amortization	(23)	(21)
Stock compensation expense	(5)	(6)
Operating Loss	$35	$34

Liberty Media Corporation (Consolidated)
Revenue	$2,199	$2,805

Adjusted OIBDA	727	815
Depreciation and amortization	(231)	(271)
Legal settlement(1)	(69)	—
Acquisition and other related costs	—	(7)
Stock compensation expense	(53)	(76)
Operating Income	$374	$461

(1)

During the second quarter of 2018, SiriusXM recorded a $69 million charge related to a legal settlement that resolved all outstanding claims, including ongoing audits, under its statutory license for sound recordings for the period from January 1, 2007 through December 31, 2017.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization.  SiriusXM adjusts EBITDA to exclude the impact of other expense (income) as well as certain other charges discussed below.  Adjusted EBITDA is a Non-GAAP financial measure that excludes or adjusts for (if applicable): (i) certain adjustments as a result of the purchase price accounting for the XM Merger and the Pandora acquisition, (ii) predecessor net income adjusted for certain expenses, including depreciation and amortization, other income (loss), and share-based payment expense for January 2019 and the six months ended June 30, 2018, (iii) share-based payment expense and (iv) other significant operating expense (income) that do not relate to the on-going performance of its business.  SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting.  SiriusXM believes investors find this Non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing operating performance to the performance of other communications, entertainment and media companies.  SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions.  As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense.  SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business.  SiriusXM also believes the exclusion of the legal settlements and reserves, acquisition related costs, loss on extinguishment of debt and loss on disposal of assets, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the XM Merger and the Pandora acquisition.  SiriusXM endeavors to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure.  Investors that wish to compare and evaluate operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income.  Since adjusted EBITDA is a Non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	June 30,
	2018	2019
($ in millions)
Net income:	$293	$263
Add back items excluded from Adjusted EBITDA:
Legal settlements and reserves(1)	69	—
Acquisition and other related costs(2)	—	7
Share-based payment expense	36	57
Depreciation and amortization	75	119
Interest expense	86	97
Loss on extinguishment of debt	—	—
Other expense (income)	(88)	3
Income tax expense	71	76
Purchase price accounting adjustments:
Revenues	2	2
Operating expenses	—	(6)
Pro forma adjustments(3)	(37)	—
Adjusted EBITDA	$507	$618

(1)

During the second quarter of 2018, SiriusXM recorded a $69 million charge related to a legal settlement that resolved all outstanding claims, including ongoing audits, under its statutory license for sound recordings for the period from January 1, 2007 through December 31, 2017.

(2)	Acquisition and other related costs include $21 million of share-based compensation expense.
(3)

Pro forma adjustment for three months ended June 30, 2018 includes Pandora's net income for the three months ended June 30, 2018 of $(92) million plus depreciation and amortization of $14 million, share-based payment expense of $28 million, loss on extinguishment of debt of $15 million, and interest expense of $7 million offset by other expense (income) of $2 million and income tax benefit of $7 million.